Parks Capital Management, LLC

CODE OF ETHICS

January 2019

TABLE OF CONTENTS

I.INTRODUCTION AND STANDARDS OF BUSINESS CONDUCT    3

.	PREVENTION OF INSIDER TRADING, PERSONAL SECURITIES TRANSACTIONS AND OUTSIDE BUSINESS ACTIVITIES 8
III.DESCRIPTION OF CODE OF ETHICS IN PART 2A OF FORM ADV    24
IV.REPORTING VIOLATIONS    25
V.ANNUAL REVIEW    26
VI.RECORDKEEPING AND CONFIDENTIALITY    27
VII.ACKNOWLEDGEMENT OF THE CODE OF ETHICS    28
Exhibit A: Acceptance of the Code of Ethics29
Exhibit B: Initial Holdings Report30
Exhibit C: Annual Holdings Report32
Exhibit D: Quarterly Transaction Report34
Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings35
or Private Placements35
Exhibit F: Prior Notice to Buy or Sell a Security37
Exhibit G: Outside Activities and Private Investments of Current Employees39
Exhibit H: New Paid Consultant Request46
Exhibit I: Consultant Certification49
Exhibit J: Employee Compliance Questionnaire and Acknowledgement50
Exhibit K: Rule 506(d) Disqualification Event (“Bad Actors”) Questionnaire55
Exhibit L-1: New Employee Political Contribution Certification59
Exhibit L-2: Annual Political Contribution Certification61
Exhibit L-3: Request for Approval of a Political Contribution63

I.    INTRODUCTION AND STANDARDS OF BUSINESS CONDUCT

A.	General

Parks Capital Management, LLC (the “Company”) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In accordance with Rule 204A-1 of the Advisers Act, the Company has adopted this code of ethics (the “Code of Ethics” or the “Policy”) to prevent violations of federal securities laws. Moreover, this Policy is intended to help the Company personnel (“you”) understand the Company’s obligations as a registered investment adviser and to assist you in complying with these obligations.

The Company has a fiduciary duty to its advisory clients. This fiduciary duty includes the duty of loyalty, which requires the Company to hold the interests of its advisory clients above its own in all matters. This means that the Company must be particularly sensitive to situations in which advisory client interests may be directly or indirectly in conflict with those of the Company and its employees. While the Company and its employees should strive to avoid conflicts of interest and maintain impartiality in managing advisory client assets, there are some conflicts that will inevitably occur. In such circumstances, the Company must clearly, accurately, and completely describe those conflicts and the risks they present to advisory clients. This document (the “Code of Ethics” or the “Policy”) outlines the conflicts as well as the policies that the Company has put in place to deal with them.

The Company expects all employees to act with honesty, integrity and professionalism and to adhere to federal securities laws.

B.	Standards of Business Conduct

In general, investment advisers are fiduciaries with respect to their respective advisory clients. The Advisers Act is the federal statute governing most investment advisers and enhances the fiduciary nature of the relationships between investment advisers and their clients. Section 206(4) of the Advisers Act prohibits any investment adviser from engaging in any act, practice or course of business that is fraudulent, deceptive or manipulative. In particular, Section 206 of the Advisers Act makes it unlawful for any investment adviser and for you:

•	to employ any device, scheme, or artifice to defraud a client or prospective client;

•	to engage in any transaction, practice, or course of business which defrauds or deceives a client or prospective client;

•
knowingly to sell any security to or purchase any security from a client when acting as principal for his or her own account, or knowingly to affect a purchase or sale of a security for a client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and

•	to engage in fraudulent, deceptive or manipulative practices.

As an investment adviser, the Company stands in a position of trust and confidence with respect to its clients. Accordingly, the Company has a fiduciary duty to its clients, including a duty to make full and fair disclosure of any potential conflicts of interest that may arise. Investors in any of the firm’s offerings, including the KP Value Fund, LP (the “Fund”), must have the utmost trust and confidence that the Company will act in their best interests. This requires not only actual good faith on the Company’s part, but the appearance of good faith as well. In order to achieve and maintain this high level of trust and confidence, the Company has adopted this Code of Ethics.

C.	Scope of Code of Ethics – Who Must Comply

The Company’s policies and procedures are based on the general concepts of fiduciary duty, the specific requirements of the Advisers Act and other U.S. federal securities laws relating to the operations of investment advisers, as well as the Company’s internal policies. All officers, directors, partners and employees of the Company and any other person who provides advice on behalf of the Company and is subject to the Company’s control and supervision (collectively referred to as “Supervised Persons”) must adhere to the Code of Ethics. Moreover, all Supervised Persons must comply with the applicable federal securities laws. Technical compliance will not insulate anyone from scrutiny of any actions that create the appearance of a violation.

This Policy cannot cover every possible situation that may arise in the conduct of the Company’s business. If you are uncertain about how to react in certain circumstances, a single question often can do much to avoid a serious problem. If you have any questions, contact the Company’s Chief Compliance Officer. You must also notify the Company’s Chief Compliance Officer immediately if you have any reason to believe that a violation of these policies has occurred or is about to occur.

D.	Penalties for Violating the Code of Ethics

You should be aware that the Company may impose penalties for breaches of the policies and procedures contained in this Policy. Depending on the nature of the breach, penalties may include a letter of censure, profit “give ups,” fines, referrals to regulatory and self-regulatory bodies and dismissal.

In the event any Supervised Person, after reviewing the Code of Ethics and signing an acknowledgement as to understanding and agreeing to abide by the Company’s policies and procedures, violates any provision, policy or procedure outlined in this Policy, the Supervised Person may be subject to various sanctions, depending on the violation, including a verbal reprimand, a written reprimand, or the termination of employment with the Company.

Specific sanctions imposed will be determined on a case-by-case basis and will be based upon the infraction and a determination by the senior management of the Company.

Furthermore, depending on the violation, a Supervised Person who breaches the Company’s Code of Ethics may be subject to civil or criminal actions.

E.	Duties Toward the Company - Conflicts of Interest

As a Supervised Person, you have an obligation of loyalty towards the Company; under no circumstances are you to use your professional position directly or indirectly for personal purposes by taking unfair advantage of any confidential or inside information or by profiting in any other way from your professional position. You should be extremely careful to avoid any personal conflict of interest with the Company or its clients.

Supervised Persons are reminded that they must give prior notice of, and under certain circumstances receive approval for, any outside activity in which they wish to engage. This includes outside business interests, private securities transactions, and maintenance of personal brokerage accounts.

Supervised Persons may not use the Company’s name in connection with any outside activity without prior approval from the Chief Compliance Officer. Even when use is approved, care should be exercised so that the name is not used in any inappropriate manner or which could be misinterpreted as an endorsement by the Company of the employee’s activity.

Supervised Persons may not use their authority or position for their personal gain.

F.	Confidentiality

Employees must exercise care in protecting any confidential information regarding the Company and its advisory clients, except when disclosure is authorized or legally mandated. Confidential information includes nonpublic information of the Company that may be helpful to competitors or otherwise harmful to the Company or the parties mentioned above. Confidential information also includes information regarding the portfolio holdings and other characteristics of the Company’s advisory clients. The obligation to preserve the confidentiality of this information continues after the association with the Company ends. Employees should consult with the CCO if they believe they have a legal or other obligation to disclose confidential information.

G.	Complaints

As part of the Company’s fiduciary duty to its advisory clients and as a good business practice of maintaining strong and long-term advisory client relationships, any advisory client complaints of whatever nature should be handled in a prompt and professional manner. The Company requires a thorough and fair review of all advisory client complaints with a resolution that is documented with appropriate supervisory review.

The CCO has the primary responsibility for the implementation and monitoring of the Company’s complaint policy and recordkeeping for the Company.

The procedures for dealing with client complaints are as follows:

•	Any person receiving any verbal or written advisory client complaint is required to report it to the CCO.
A file is drawn up for each complaint. The file will include any records and supporting information.

•
The CCO will review the nature of the complaint and respond to the advisory client if appropriate. The CCO will recommend a resolution or remedy deemed appropriate such as a change in process or a revision of a report.

•	The CCO will record the complaint including the resolution in the Complaint Log.

The CCO will review the Complaint files and Complaint Log on a quarterly basis.

H.	Grants, Gifts and Entertainment

1.    General Prohibitions

Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. As a general rule, Supervised Persons are prohibited from accepting or giving any gift. However, gifts of strictly nominal value are allowed. This includes normal and customary business entertainment (e.g., business meals and entertainment where the person providing the entertainment is present) that is not “lavish,” the cost of which would be paid for by the Company as a reasonable expense if not paid by the client. While “nominal value” and “lavish entertainment” are difficult to define, any gift or entertainment is not acceptable if an independent third party might think that the Supervised Person would be influenced in conducting business. In a business context, gifts or entertainment of an extraordinary or extravagant nature to an employee should be declined or returned, and gifts or entertainment of an extraordinary or extravagant nature from an employee should not be given, in order to avoid compromising the reputation of the Supervised Person or the Company.

These principles also apply to relationships between a Supervised Person and any official bodies or persons, as well as with clients. Any act which might be interpreted as an attempt at bribery is strictly prohibited. If any direct or indirect financing is provided to political parties, foundations or associations, it must be given in full compliance with the laws in force and must take place under supervision of persons authorized to carry out this activity.

2.    Acceptable Gifts and Entertainment

Examples of acceptable conduct include the following:

•
Acceptance or delivery of gifts, gratuities or amenities or favors based on obvious family or personal relationships where the circumstances make it clear it is those relationships rather than the Company’s business which are the motivating factor.

•
Acceptance or delivery of meals, refreshments, travel arrangements or accommodations, or entertainment, all reasonable value and during a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Company as a reasonable business expense if not paid for by the other party.

•	Acceptance or delivery of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items.

•	Acceptance or delivery of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients.

•	Acceptance or delivery of gifts of reasonable value that are related to commonly recognized events or occasions, such as promotion, wedding, retirement or holiday.
Except as described above, Supervised Persons or their immediate families are not permitted to accept or provide fees, gifts, entertainment, payments or other favors in connection with any business of the Company.

The Company requires that employees report all gifts and entertainment to the Compliance Officer for recording on the gift and entertainment register.

I.	Borrowing Money from Suppliers or Clients

Supervised Persons may not borrow money from any of the Company’s suppliers or clients unless otherwise agreed to by the Chief Compliance Officer, or its designee. However, the receipt on customary terms in connection with the purchase of goods or services is not considered to be borrowing within the foregoing prohibition. In addition, acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

Questions about gifts and gratuities should be directed to the Company’s Chief Compliance Officer.

II.    PREVENTION OF INSIDER TRADING, PERSONAL SECURITIES TRANSACTIONS AND OUTSIDE BUSINESS ACTIVITIES

A.	Insider Trading

1.    General

Trading securities - including equity and debt securities and derivative instruments - while in possession of material, non-public information (“inside information”), or improperly communicating that information to others, is frequently referred to as “insider trading.” As described below, insider trading may expose you to stringent penalties, including dismissal, substantial personal liability and criminal fines or imprisonment. The restrictions on insider trading apply both to your personal trades and to trades on behalf of others, including the Funds and any other Accounts that the Company manages or might manage in the future.

The law requires broker-dealers and investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by their directors, officers and employees. Failing to do so can be a predicate for an SEC disciplinary action or, if violations occur, an SEC suit to recover the civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.
The Company takes its obligation to detect and prevent insider trading with the utmost seriousness. You must understand that in addition to criminal and civil liability that may result from insider trading, the Company may impose penalties for breaches of the policies and procedures contained in this Code of Ethics, even in the absence of any indication of insider trading. Depending on the nature of the breach, penalties may include a letter of censure, profit “give ups”, fines, referrals to regulatory and self-regulatory bodies and dismissal.

This discussion on insider trading is drafted broadly; it will be applied and interpreted in a similar manner. The Company’s policy on insider trading applies to securities trading and information handling by all Supervised Persons of the Company (including spouses, minor children and adult members of their households and any other relative of a Company Supervised Person on whose behalf the Company Supervised Person is acting) for their own account or the account of any client of the Company.

2.    What Is Inside Information?

To constitute Inside Information, information must:

(a) emanate from an “Insider”

(b) be material; and

(c) be non-public.

a.    Who is an Insider?

The rule against insider trading prohibits trading while in possession of information which is received, directly or indirectly, from an “Insider” who discloses that information through a breach of duty. The concept of an “Insider” is broad. It includes officers, directors, members, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters a special confidential relationship during performing services for the Company and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Company and/or its affiliates may become a temporary insider of companies that the Company advises or for which the Company performs other services.

If you receive, either directly or indirectly, material, non-public information from an “Insider,” you should not trade in the security to which the information pertains. If you do not know the ultimate source of the information you have received, you should not trade in the securities until you have taken reasonable steps to assure that the ultimate source of the information is not an “Insider.” When you do not know the ultimate source of your information, there is a risk that the information was initially leaked by an “Insider” through the breach of a duty. The reason for taking steps to ascertain the source of the information is to reduce that risk. If you learn that the source of material information is an “Insider,” you should not trade in the security to which the information pertains until you ascertain that the information is public.

Because it is difficult to know whether an Insider is breaching a duty by disclosing information to you, as a cautionary measure, you should not trade in a security when you have received material, non-public information about the security from an Insider, regardless of whether you have been able to ascertain that the information was disclosed in connection with a breach of a duty.

b.    What Is Material Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this standard applies to information which, if disclosed, is likely to have a substantial effect on the price of a company’s securities. No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. However, if the information you have received is, or could be, a factor in your trading decision, you must assume that such information is material.

While “material” information can cover many things, information or other guidance with respect to the following matters are generally considered material:

•	Earnings;

•	Mergers, acquisitions, tender offers, joint ventures, or changes in assets;

•	New products or discoveries;

•	Developments regarding customers or suppliers (such as acquisition or loss of a contract);

•	Changes in control or management;

•	Changes in auditors, or auditor notification that the issuer may no longer rely on the audit report;

•
Events regarding the issuer’s securities such as: defaults, redemptions, splits, repurchase plans, changes in dividends, changes in rights of holders, sales of securities and/or bankruptcies/receiverships.

Information relating to the market for a security, such as a significant purchase or sale order, also may be material.

If you are not sure whether information you have received is material, you should discuss it with the Chief Compliance Officer before trading on such information.

Lastly, you should understand that, although you are not permitted to trade while in possession of material, non-public information which emanated from an Insider who breached their duty, the SEC itself has recognized that you are permitted to gather non-material pieces of non-public information “to create a mosaic from which a material, non-public conclusion may be drawn” as the insider trading laws are not intended to restrict such activity and analysis.

c.    When Is Information Public?

Information is “public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the public through a public filing with the SEC, publication on the Dow Jones Newswires, The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

If you are not sure whether information you have received is public, you should discuss it with the Chief Compliance Officer before trading on such information.

d.    Possession of the Information Is Enough to Prohibit Trading

The SEC takes the position that a party who is in possession of improperly obtained material, non-public information concerning an issuer may not trade in the issuer’s securities regardless of whether the person is relying on the information in making the trade. According to the SEC, possession is enough to create liability, and it is not a defense to an insider trading violation that you did not rely upon the information you possessed when you made the trade.

5.    Restrictions on Disclosure

It is possible that material nonpublic information may be obtained from time to time during employment related activities performed on behalf of the Company. The Company’s officers and Supervised Persons may not disclose any inside information (whether it is material) relating to the Company, its investors or any securities transactions to any person outside the Company (unless such disclosure has been authorized by the Company’s Chief Compliance Officer). Inside information may not be communicated to anyone inside or outside of the Company, except among the Company’s deal team members on a “need to know” basis. This information must also be secured. For example, you should restrict access to your paper files and computer files and be aware that conversations containing inside information, if appropriate at all, should be conducted in private.

6.    Penalties

Penalties for communicating or trading on material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. The unlawful use of inside information subjects the person engaged in the unlawful trading and, among others, his or her employer to civil liability (even if the employee or employer does not personally benefit from the violation).

7.    Self-Reporting

You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of the Company’s insider trading policy has occurred or is about to occur, whether such violation involves you or other Supervised Persons of the Company. Failure to do so constitutes grounds for disciplinary sanctions, including dismissal.

If a Supervised Person has questions as to whether they are in possession of material non-public information, she/he must inform the CCO, COO or CEO as soon as possible. From this point, the Supervised Person, CCO, COO and/or CEO will conduct research to determine if the information is likely to be considered important to the investment decision-making process, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms that trade on material non-public information, Supervised Persons:

•	Shall not trade the financial instruments of any company in which they are deemed insiders and/or who may possess material nonpublic information about the company.

•	Shall not engage in securities transactions of any company, except in accordance with the Company’s Personal Security Transaction policy and the Federal Securities Laws.

•	Shall submit personal trading reports in accordance with the Personal Security Transaction policy.

•	Shall not discuss any potential material nonpublic information with colleagues, except as specifically required by their position.

•	Shall immediately report the potential receipt of non-public information to the CCO, COO and/or CEO.

•	Shall not proceed with any research, trading, etc. until the CCO, COO and/or CEO inform the Supervised Person of the appropriate course of action.
If you believe you may have inadvertently become aware of material nonpublic information, it is critical that you immediately inform the Chief Compliance Officer so that he/she can determine whether a security needs to be placed on the Company’s Restricted List.

8.    Use of Consultants for Research; Relationships with Potential Insiders.

II. Relationships with Potential Insiders.

Clients, Investors, third-party research providers, and others may possess material nonpublic information. Access to such information could come because of, among other things:

•	Being employed by an issuer (or sitting on the issuer’s board of directors);

•	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

•	Accessing an Alpha-capture system that receives information from insiders;

•	Sitting on an issuer’s creditors committee;

•	Serving as an elected official, or otherwise being involved in nonpublic political processes;

•	Meetings or idea dinners with investment bankers or other connected individuals;

•	Personal relationships with connected individuals; and

•	A spouse’s involvement in any of the preceding activities.

Individuals with access to material non-public information may have an incentive to disclose the information to the Company due to the potential for personal gain. Employees should be extremely cautious about investment recommendations, or information about issuers, that it receives from third parties. Employees should inquire about the basis for any such recommendations or information and should consult with the CCO if there is any appearance that the recommendations or information are based on material non-public information.

Employees must record any one-on-one meetings with management of public companies on their calendars for tracking purposes. In addition, employees should record any similar meetings on their calendars for tracking purposes. Employees are reminded that if they wish to discuss any of the Company’s investment positions at any meeting, the Employee should first consult with the Chief Compliance Officer for approval. Such discussions are governed by the policies and procedures set forth herein.

B.	Personal Securities Transactions
1.    Who Must Comply – “Access Person” and All Employees

The policies and procedures applicable to the personal securities transactions of the Company’s Access Persons, including temporary employees and the Company’s officers, are contained herein.

The term Access Person is a functional definition that refers to any Supervised Person that performs the following functions:

•	Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any “reportable fund”; or

•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

In addition, the term Access Person includes portfolio management personnel and any client service representative who communicates investment advice to clients since the SEC believes that such a person can take advantage of his or her inside knowledge.

Since this Company’s primary business is to provide investment advisory services, all the Company’s directors, officers and partners are presumed to be Access Persons pursuant to Rule 204A-1(e)(1)(ii) of the Advisers Act.

Finally, note that administrative, technical, and clerical personnel may also be Access Person if their functions or duties give them access to nonpublic information.

Pursuant to Rule 204-2(a)(13)(ii) of the Advisers Act, the Company is required to maintain a list of the Company’s Access Persons – both present and past (within the past five years). To comply with Rule 204-2(a)(13)(ii), the Chief Compliance Officer is responsible for compiling and maintaining the list of the Company’s Access Persons.

2.     Reportable Securities

Pursuant to Rule 204A-1(b) of the Advisers Act, Access Persons must disclose their holdings and transactions with respect to certain securities referred to as “reportable securities.” The term “reportable security” refers to a security as defined in Section 202(a) (18) of the Advisers Act. This definition is very broad and includes any:

•	Note;

•	Stock;

•	Treasury stock;

•	Security future;

•	Bond, debenture;

•	Evidence of indebtedness;

•	Certificate of interest or participation in any profit-sharing agreement;

•	Collateral trust certificate;

•	Pre-organization certificate or subscription;

•	Transferable share;

•	Investment contract;

•	Voting-trust certificate;

•	Certificate of deposit for a security;

•	Fractional undivided interest in oil, gas, or other mineral rights;

•
Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

•	Any put, call straddle, option or privilege entered on a national securities exchange relating to foreign currency;

•	In general, any interest or instrument commonly known as a “security”; or

•	Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subject to or purchase any of the foregoing.

Excluded from the definition of “reportable security” are the following types of financial products:

•	Direct obligations of the government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds registered in the U.S. other than “reportable funds”; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

3.    Personal Trading Procedures

As described herein the Company has established procedures to minimize the risks that Access Persons and “employees” will seek to trade unlawfully through their own “employee accounts” or through “employee related accounts.” All Access Persons and employees must disclose the “reportable securities” in which they have direct beneficial ownership or indirect beneficial ownership.

For the purposes of the foregoing, “employee accounts” shall be deemed to include all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more of the Company’s “Access Person’s”, officers, members or employees has a substantial proportionate economic interest. A substantial proportionate economic interest will generally be 10% of the principal amount of an account in which a Company Access Person, officer, member, or employee has an interest. Investment partnerships and similar indirect means of ownership shall also be included in the foregoing definition of employee accounts.

For the purposes of the foregoing, “employee related accounts” shall be deemed to include any account of the type specified in the immediately preceding paragraph in which direct beneficial ownership is held by one or more members of a Company “Access Person’s”, officer’s, member’s, or employee’s immediate family sharing the same household. For the purposes of the foregoing, “immediate family” shall be deemed to include a Company “Access Person’s”, officer’s, member’s, or employee’s spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-

in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and adoptive relationships.

The Company’s policy is to require periodic submissions and supervisory reviews as follows:

a.     Initial Holdings Reports and Annual Holdings Reports
(i)     Obligation
Upon commencing employment with the Company and at any time requested to do so by the Company, persons who are Access Persons and all employees must provide the Company’s Chief Compliance Officer (or its designee) a list substantially in the form attached hereto as Exhibit B (Initial Holdings Report) and as Exhibit C (Annual Holdings Report) of all securities positions in employee accounts and employee related accounts that are “reportable securities.” See Exhibit B: Initial Holdings Report; Exhibit C: Annual Holdings Report. The Initial Holdings Report must be submitted no later than ten (10) days after the person becomes an Access Person or employee of the Company and the information it contains must be current as of a date not more than forty-five (45) days prior to such person becoming an Access Person. With respect to the Annual Holdings Report, the Annual Holdings Report must be current as of a date no more than forty-five (45) days prior to the date the Annual Holdings Report was submitted.
(ii)     Content of the Initial Holdings Report and Annual Holdings Report

The Initial Holdings Report and the Annual Holdings Report each must contain, at a minimum, the following information:

•
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each “reportable security” in which the Access Person has any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the “Access Person’s” direct or indirect benefit; and

•	The date the Access Person submits the report.

(iii)    Alternative to Initial Holdings Reports and Annual Holdings Report – Account Statements
As an alternative to Initial and Annual Holdings Reports, Access Persons may timely file and date a copy of a securities account statement listing all their securities holdings, if the statement provides all information required under Content of the Initial Holdings Report and Annual Holdings Report. Similarly, if an Access Person has previously provided such statement to the Company or has previously been reporting or supplying brokerage confirms for all securities transactions and the Company has maintained them as a composite record containing all the requisite information, the Access Person can satisfy the initial or annual holdings report requirement by timely confirming the accuracy of the statement or composite in writing.

An Access Person may not, however, avoid filing an initial or annual holding report simply because all information has been provided over a period in various transaction reports.
(iv)    Exceptions
An Access Person is not required to report securities held in accounts over which the Access Person had no direct or indirect influence or control.
An Access Person is not required to report securities transactions effected pursuant to an automatic investment plan.
Any Access Person that does not engage in any personal securities transactions during a calendar quarter is not required to submit a quarterly transaction report.
b.     Quarterly Transaction Reports
(i)     Obligation
Any Access Person that engages in personal securities trading with respect to “reportable securities” must submit Quarterly Transaction Reports in the form attached hereto as Exhibit D (Quarterly Transaction Report) to the Chief Compliance Officer (or its designee) that are due no later than thirty (30) days after the close of the calendar quarter.
(ii)     Content of Quarterly Transaction Reports

The Quarterly Transaction Report must contain, at a minimum, the following information about each transaction that results in any direct or indirect beneficial ownership:

•
The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each “reportable security” involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was affected;

•	The name of the broker, dealer or bank with or through which the transaction was affected; and

•	The date the Access Person submits the Transaction Report
(iii)    Alternative to Quarterly Transaction Report – Brokerage Statements and Trade Confirmations
As an alternative, persons who are Access Persons may submit brokerage statements or trade confirmations in lieu of the Quarterly Transaction Report if the information listed above is contained in such brokerage statements or trade confirmations. Moreover, such statements or confirmations must be received by the adviser no later than thirty (30) days after the close of the calendar quarter in which the transaction takes place. Note that it is permissible for some of the required information to appear in the statements or confirmations and for the remainder of the required information to be reported in the Quarterly Transaction Report. Access Persons that wish to submit brokerage statements in lieu of submitting quarterly reports must give the Chief Compliance Officer written prior notice of his or her intention to do so.
c.     Prior Approval of Personal Securities Transactions
An Access Person may not buy or sell any securities for an employee account or employee related account without giving the Chief Compliance Officer prior notice of his or her intention to buy or sell such securities. The purpose of giving prior notice to the Chief Compliance Officer is to confirm that a security is indeed not on the Restricted List.

An Access Person must complete and submit a Prior Notice to Buy or Sell a Security attached hereto as Exhibit F. See Exhibit F: Prior Notice to Buy or Sell a Security. The following information must be furnished:

•	The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each reportable security involved;

•	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

•	The name of the broker, dealer or bank with or though which the transaction is to be affected; and

•	The date the Access Person submits the Prior Notice to Buy or Sell a Security.
Access Persons must also obtain prior written approval from the Chief Compliance Officer before investing in initial public offerings (“IPOs”) or limited offerings (i.e., private placements). For the purposes of this Policy, the term “limited offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) of the Securities Act commonly referred to as private placements.
Access Persons that wish to purchase IPOs or securities of limited offerings must complete and submit the Request for Prior Approval to Purchase Initial Public Offerings or Private Placements attached hereto as Exhibit E. See Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings or Private Placements.
In the event the Chief Compliance Officer wishes to purchase initial public offerings or the securities of a private placement for his or her own employee account, the Chief Compliance Officer must complete the Request for Prior Approval to Purchase Initial Public Offerings or Private Placements and obtain prior written approval from the Chief Executive Officer.

All approvals or disapprovals of a request for prior approval with respect to initial public offerings or private placements are memorialized in writing by the Chief Compliance Officer and the Chief Executive Officer if applicable).
Notwithstanding the preceding, prior notice is not required for transactions in securities that are:

•	Direct obligations of the government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high- quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds registered in the U.S. other than “reportable funds”; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

d.     Restricted List
(i)     Purpose of the Restricted List

The Company maintains a restricted list (the “Restricted List”) that includes, among other things, the names of issuers whose securities are subject to a complete ban on sales or purchases because the Company has knowledge of material nonpublic information regarding the issuer. All Access Person are responsible for knowing the contents of the Restricted List prior to effecting or soliciting a transaction in a security.

Any Access Person who consults the Restricted List is prohibited from disclosing the securities listed and the privately placed investment vehicles listed in the Restricted List to non-employees of the Company.

(ii)     Scope

The Company maintains a “Restricted List” that covers financial products in both the Accounts and the Funds. The Restricted List includes (i) the names of securities and privately placed investment vehicles that the Company is evaluating whether to recommend to Account clients, (ii) the names of securities, privately placed investment vehicles, and any other financial product that the Company is evaluating whether to have its Fund[s] invest in, (iii) the names of privately placed investment vehicles and the names of issuers whose securities that the Company has recommended and are currently held in Accounts and (iv) the names of securities, privately placed investment vehicles and any other financial product that make up each Fund’s portfolio. Furthermore, the Restricted List includes the name of issuers whose securities are the subject of restrictions that, to varying degrees, limit employees’ authority to purchase, sell or solicit the purchase or sale of such securities. The Restricted List is readily available to all Access Person.

e.    Prior Notice

C.	Review of Access Person’ Personal Securities Reports

The Chief Compliance Officer (or its designee) is responsible for reviewing the Access Person’s Transaction Reports as part of the Company’s duty to maintain and enforce its Code of Ethics. When conducting a review of the Access Person’s Transaction Reports, the assessment is to cover the following:

•	Whether the Access Person followed any required internal procedures, e.g. pre-clearance;

•	A comparison of the personal trading to the Restricted List;

•
An assessment of whether the Access Person is trading for his or her own account in the same securities that he or she is trading for the Funds’ portfolios and/or the clients’ accounts, and if so whether the Funds and/or the Accounts are receiving terms as favorable as the Access Person takes for himself or herself;

•	Periodically analyzing each “Access Person’s” trading for patterns that may indicate abuse, including market timing;

•	Investigating any substantial disparities between the quality of performance the Access Person achieves for his or her own account and what he or she achieves for the Funds and/or the Accounts; and

•
Investigating any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his or her own account and the percentage that are profitable when he or she places trades for the Funds and/or the Accounts.

In instances when the Chief Compliance Officer has engaged in personal securities transaction, the Chief Executive Officer shall review the Chief Compliance Officer’s Quarterly Transaction Reports, brokerage statements, and trade confirmations.

D.     Outside Business Activities and Private Investments of Employees

All employees are required to devote their full time and efforts to the Company’s business. In addition, no person may make use of either his or her position as an employee or information acquired during employment or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the Company’s interests.
To assist in ensuring that such conflicts are avoided, you must obtain the written approval of the Company’s Chief Compliance Officer prior to:

•
Serving as director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

•	Serving as a registered representative of any broker-dealer.

•
Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval in accordance with employee trading procedures.)

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for the Company or any other firm in any investment banking matter or as a consultant or finder.

•
Forming or participating in any stockholders’ or creditors’ committee that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company or becoming actively involved in a proxy contest.

•
Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the disclosure form enclosed as Exhibit G and have the form approved by the Company’s Chief Executive Officer and Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described heretofore. See Exhibit G: Outside Activities and Private Investments of Current Employees. In addition, an employee must advise the Company’s Chief Compliance Officer and Chief Executive Officer if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.
Furthermore, any employee serving on the Company’s Proxy Voting Committee is required to complete the Company’s proxy voting worksheet enclosed in the Company’s Compliance and Policy Manual to assist the Company’s efforts to identify and to resolve conflicts of interests in instances when an employee engages in outside business activities or has private investments.

E.	Pay to Play
Rule 206(4)-5 under the Advisers Act is aimed at curbing “pay-to-play” abuses with respect to investment advisory services for government entities (as defined below).

For purposes of the below prohibitions, Rule 206(4)-5 treats investment advisers to certain pooled investment vehicles, such as the Funds, in which a government plan invests, or is solicited to invest, as though the adviser were providing or seeking to provide investment advisory services directly to the government plan.

1.	Restrictions on Campaign Contributions

Rule 206(4)-5(a)(1) prohibits the Company from providing advisory services for compensation to a government entity within two years (the two-year “time out”) after the Company or any of its covered associates makes a contribution to an official” of the government entity out”)after the Company or any of its covered associates makes a contribution to an “official” of the government entity.

Attribution. The rule attributes to the Company contributions made by (i) a person within two (2) years of becoming a covered associate of the Company (including employees who are promoted to a position covered by the rule), or (ii) an individual within the six (6) month period prior to such individual becoming a covered associate of the Company. Attribution includes employees who newly become covered associates due to a merger/acquisition.

In addition, the two-year time out will continue to apply to the Company itself even after a covered associate who made a triggering contribution has ceased employment.

The Company requires each new covered associate (whether hired or promoted to such position) to complete the contribution report set forth on Exhibit D-1 at the time the person becomes a covered associate and annually thereafter (Exhibit D-2). In addition,      a contribution, for purposes of this section, includes covered associates (i) soliciting contributions for a candidate or cause, (ii) hosting a non-fundraiser “meet and greet” for a candidate or (iii) incurring costs when volunteering time. Please see Exhibit D-3 for request for approval.

If the Company markets to public pension funds the Company also requires covered associates to complete and return to the Compliance Officer Exhibit D-4 on a quarterly basis within fifteen (15) calendar days following each calendar quarter end.

Exceptions and Exemptions.

De minimis exceptions. Rule 206(4)-5(a)(1) does not apply to contributions made by a covered associate, if a natural person, to officials for whom the covered associate was entitled to vote at the time of the contributions and which in the aggregate do not exceed $350 to any one official, per election, or to officials for whom the covered associate was not entitled to vote at the time of the contributions and which in the aggregate do not exceed $150 to any one official, per election.

Exception for Certain New Covered Associates. Rule 206(4)-5(b)(2) excepts the Company from the provisions of the Rule if the Company, as a result of a contribution made by a natural person more than six (6) months prior to becoming a covered associate of the Company, unless such person, after becoming a covered associate, solicits clients on behalf of the Company.

Exemptions. The Company also may seek a specific exemption from the SEC for any prohibited contribution. In the event the Compliance Officer discovers that a contribution has been made by a covered associate, it may, in its discretion, seek to correct or return such contribution.

2.	SEC Restriction on Use of Placement Agents.

Rule 206(4)-5 makes it unlawful for the Company, or any of the Company’s covered associates, to (i) provide or agree to provide, direct or indirect, payment to any third party to solicit a government entity for investment advisory services on behalf of the Company, unless the person is a regulated person or is an executive officer, general partner or managing member (or in each case a person with a similar status) or employee of the Company, or (ii) solicit or coordinate any person or political action committee (a “PAC”) to make (A) contributions to an official of a government entity to which the Company is providing or seeking to provide investment advisory services, or (B) any payment to a political party of the state or locality where the Company is providing or seeking to provide investment advisory services to a government entity.

All agreements with placement agents to be entered into by the Company must be provided to the Compliance Officer for review and approval.

3.	Recordkeeping Requirements

Rule 204-2 requires the Company to maintain the following records at any time it provides investment advisory services to a government entity or a government entity is an investor in any covered investment pool (i.e. a Fund) to which the Company provides investment advisory services:

•	The names, titles and business and residential addresses of all covered associates of the Company;

•
All direct or indirect contributions made by the Company or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a PACC;

•
All government entities to which the Company provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Company provides or has provided investment advisory services, as applicable, in the past five years (but not prior to September 13, 2010); and

•
The name and business address of each regulated person to whom the Company provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

Note: With respect to the first two (2) requirements listed above, the Company is only required to make and keep current records if it provides investment advisory services to a government entity or a government entity is an investor in any covered investment pool (i.e. a Fund) to which the Company provides investment advisory services.

III.    DESCRIPTION OF CODE OF ETHICS IN PART 2A OF FORM ADV

The Company is required to describe its Codes of Ethics to clients in Part 2A of Form ADV and, upon request, to furnish clients with a copy of the Code of Ethics.
The Chief Compliance Officer is responsible for submitting and updating the Company’s Code of Ethics policy in Part 2A of its Form ADV.
If a client requests a copy of our Code of Ethics, the Company shall provide such copy without cost.

IV.    REPORTING VIOLATIONS

A.	Obligation
All Supervised Persons (any officer, director, partner and employee of the Company) are required to report actual or known violations or suspected violations of the Company’s Code of Ethics promptly to the Chief Compliance Officer or the Chief Compliance Officer’s designee. It is of utmost importance that you report violations or suspected violations to maintain the integrity of this Company.
You are to report, without limitation, the following:

•	Noncompliance with applicable federal securities laws, rules and regulations;

•	Fraud or illegal acts involving any aspect of the Company’s business;

•	Material misstatements in regulatory filings, internal books and records, client records or reports;

•	Activity that is harmful to clients; and

•	Deviations from the Company’s controls and procedures that safeguard the client and the Company.
Supervised Persons and all employees should be aware that they are not prohibited from reporting possible violations of federal or state law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, any agency Inspector General, or self-regulatory organization, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Supervised Persons and all employees do not need the prior authorization of the Company to make any such reports or disclosures and are not required to notify the Company that such reports or disclosures have been made.

B.	Confidentiality
Any report of a violation or suspected violation of the Code of Ethics will be treated as confidential to the extent permitted by law.

C.	“Whistleblower” Policy

No employee shall suffer harassment or retaliation, or an adverse employment consequence because he/she does any of the following:

i.	in good faith, reports a violation of the Company’s policies and procedures;

ii.
discloses or threatens to disclose, to a supervisor or to a public body, an activity, policy or practice of the Company or another employer, with whom there is a business relationship, that the employee reasonably believes is in violation of a law, or a rule or regulation issued under the law;

iii.
provides information to, or testifies before, any public body conducting an investigation, hearing or inquiry into any violation of law, or a rule or regulation issued under the law by the Company, or another employer with whom there is a business relationship;

iv.	provides information involving deception of, or misrepresentation to any Client, investor, former employee of the Company, or any governmental entity; or

v.
provides information regarding any perceived criminal or fraudulent activity, policy or practice of deception or misrepresentation that the employee reasonably believes may defraud any Client, investor, other employee, or any governmental entity.

An employee who retaliates against another employee who has reported any of the above-stated violations in good faith is by law subject to discipline up to and including termination of employment. Retaliation against a Supervised Person who reports a violation or suspected violation is prohibited and constitutes a violation of our Code of Ethics.This Whistleblower Policy is intended to encourage and enable employees and others to raise serious concerns within the Company prior to seeking resolution outside the Company.
The Compliance Officer will maintain individual memoranda documenting and detailing each Code of Ethics violation, including the name of the employee who committed the violation, details of the violation, the date of the violation and the remedial action taken to address the violation.
V.    ANNUAL REVIEW

As part of the Company’s obligations to conduct an annual review of all its policies and procedures pursuant to Rule 206(4)-7 of the Advisers Act, the Chief Compliance Officer shall review on an annual basis the adequacy of the Code of Ethics and the effectiveness of its implementation.
Any findings or recommendations shall be memorialized in writing and presented to the Company’s senior management for consideration.

VI.    RECORDKEEPING AND CONFIDENTIALITY

A.	Documents to Maintain

As amended, Rule 204-2(a)(12)(i)-(iii) of the Advisers Act requires the Company to keep the following:

•	Copies of the Code of Ethics;

•	Records of violations of the Code of Ethics and actions taken because of the violations; and

•	Copies of the Company’s supervised persons’ written acknowledgement of receipt of the Code of Ethics.

As amended, Rule 204-2(a)(13)(i)-(iii) of the Advisers Act requires the Company to keep the following:

•
Records of the Access Person’s personal trading – Initial Holdings Reports, Annual Holdings Reports, and Quarterly Transaction Reports, including any information provided under Rule 204A-1(b)(3)(iii) in lieu of such reports, i.e., brokerage confirmations and transaction reports;

•	A record of the names of the Company’s Access Persons; and

•	Records of decisions, and the reasons supporting the decision to approve an Access Person’s acquisition of securities in initial public offerings or limited offerings.

•	Records of decisions, and the reasons supporting the decision to approve the Chief Compliance Officer’s acquisition of securities in initial public offerings or limited offerings

Furthermore, the Company will retain records in connection with its employee Code of Ethics training and education sessions. See Section VIII. TRAINING AND EDUCATION - Recordkeeping.

All reports and records prepared or maintained pursuant to this Code of Ethics will be considered confidential and shall be maintained and protected accordingly to the extent permitted by applicable laws, rules and regulations. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the appropriate officers and employees of the Company and its counsel

B.	Duration

Such documents collected, generated and retained pursuant to Rule 204A-1 of the Advisers Act are maintained for five (5) years, in an easily accessible place, the first two years at the Company’s principal place of business.

VII.    ACKNOWLEDGEMENT OF THE CODE OF ETHICS

Each employee will execute a written statement certifying that the employee has (i) received a copy of the Company’s Code of Ethics; (ii) read and understands the importance of strict adherence to such policies and procedures; and (iii) agreed to comply with the Code of Ethics. See Exhibit A: Acceptance of the Code of Ethics.
Note that from time to time supplemental memoranda will update the contents of the Company’s Code of Ethics.

Exhibit A: Acceptance of the Code of Ethics

Section I: Acknowledgment of Code of Ethics to Comply.

I hereby certify that I have received and read the policies and procedures set forth in the Code of Ethics. I understand the policies and procedures contained in the Code of Ethics and I agree to comply with such policies and procedures during my employment with Parks Capital Management, LLC its subsidiaries or affiliates. I also understand that any violation of these legal requirements, policies and procedures may subject me to dismissal and civil or criminal penalties.

__________________________________
Signature Date

Section II: Affirmation of Prior Compliance

Since the time of my last affirmation, I have complied with all policy provisions contained in Parks Capital Management, LLC’s Code of Ethics.

__________________________________
Signature Date

Section III: Compliance Receipt

_____________________________
Name (please print)

_____________________________
Chief Compliance Officer Signature

_____________________________
Date

Exhibit B: Initial Holdings Report

Each Access Person of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Outside Accounts (Securities and Commodities)

Account Information:

1.	Name of Employee: ____________________________________________________________________________________

2.	Name of Employee/Related Account: ______________________________________________________________________

3.	Account Number: _____________________________________________________________________________________

4.	Financial Institution Carry Account: ________________________________________________________________________

5.	Financial Institution Address: _____________________________________________________________________________

6.	Financial Institution Telephone Number: ____________________________________________________________________

Transaction Information:

7.	Name and type of Security: ______________________________________________________________________________

8.	Symbol or CUSIP Number: ______________________________________________________________________________

9.	Quantity: ___________________________________

10.	Principal Amount: ___________________________________

11.    Common Stock □ Put □ Call □ Convertible Bond □ Maturity Date _________ Other: ___________________

12.    Execution Price: ___________________________________________________________________________________

Accounts Managed by Other Advisers

Account Information:

1.	Name of Employee: ____________________________________________________________________________________

2.	Name of Employee/Related Account: ______________________________________________________________________

3.	Account Number: ______________________________________________________________________________________

4.	Name of Adviser: ______________________________________________________________________________________

5.	Adviser’s Address: _____________________________________________________________________________________

6.	Adviser’s Telephone Number: ____________________________________________________________________________

Transaction Information:

7.	Name and Type of Security: _____________________________________________________________________________

8.	Symbol or CUSIP Number: ______________________________________________________________________________

9.	Quantity: ___________________________________

10.	Principal Amount: ___________________________________

11.    Common Stock □ Put □ Call □ Convertible Bond □ Maturity Date _________ Other: ___________________

12. Execution Price: ___________________________________________________________________________________

Private Investment Vehicles

Name of Private Placement Vehicle:

Are you or a family member a limited partner, member, general partner or managing member?

Name of general partner/managing member:

I HEREBY CERTIFY THE FOLLOWING:

In making this Initial Holdings Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than forty-five (45) days prior to the date hereof.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

_____________________________________________________________________________
EMPLOYEE SIGNATURE DATE SIGNATURE OF CHIEF COMPLIANCE OFFICER DATE

Exhibit C: Annual Holdings Report

Each Access Person of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Outside Accounts (Securities and Commodities)

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Financial Institution Carry Account:________________________________________________________________________

5.	Financial Institution Address:_____________________________________________________________________________

6.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

7.	Name and type of Security:______________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________
11.    Common Stock □ Put □ Call □ Convertible Bond □ Maturity Date _________ Other:___________________

12.    Execution Price:____________________________________________________________________________________

Accounts Managed by Other Advisers

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Name of Adviser:______________________________________________________________________________________

5.	Adviser’s Address:_____________________________________________________________________________________

6.	Adviser’s Telephone Number:____________________________________________________________________________

Transaction Information:

7.	Name and Type of Security:_____________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________
11.    Common Stock □ Put □ Call □ Convertible Bond □ Maturity Date _________ Other:___________________

12. Execution Price:____________________________________________________________________________________

Private Investment Vehicles

Name of Private Placement Vehicle:

Are you or a family member a limited partner, member, general partner or managing member?

Name of general partner/managing member:

I HEREBY CERTIFY THE FOLLOWING:

In making this Annual Holdings Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than forty-five (45) days prior to the date hereof.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

_____________________________________________________________________________
EMPLOYEE SIGNATURE DATE SIGNATURE OF CHIEF COMPLIANCE OFFICER DATE

Exhibit D: Quarterly Transaction Report

Each Access Person of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Name of Broker, Dealer or Bank (“Financial Institution”), :_______________________________________________________

5.	Financial Institution Carry Account:________________________________________________________________________

6.	Financial Institution Address:_____________________________________________________________________________

7.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

8.	Name of Security:_____________________________________________________________________________________

9.	Symbol or CUSIP Number:______________________________________________________________________________

10.	Quantity:___________________________________

11.	Principal Amount:___________________________________
12. Common Stock □ Put □ Call □ Convertible Bond □ Maturity Date _________ Other:____________________

13.	Interest Rate:___________________________________
14. Nature of Transaction:____________________________ Buy: □ or Sell: □ Other:______________________

15.	Execution Price:_______________________________________________________________________________________

16.	Date of Transaction:___________________________________
17. The investment opportunity is of limited availability:    Yes □ No □

I HEREBY CERTIFY THE FOLLOWING:

In making this Quarterly Transaction Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than thirty (30) days prior to the date hereof.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.
__________________________________________________________________________

EMPLOYEE SIGNATURE DATE SIGNATURE OF CHIEF COMPLIANCE OFFICER DATE
Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings
or Private Placements

Each Access Person of the Company must obtain prior approval in order to purchase initial public offerings or private placements. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Financial Institution Carry Account:________________________________________________________________________

5.	Financial Institution Address:_____________________________________________________________________________

6.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

7.	Name of Security:_____________________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________

10.    Execution Price:_______________________________________________________________________________________
11.    The investment opportunity is of limited availability:    Yes □ No □

I HEREBY CERTIFY THE FOLLOWING:

In making this application for approval for a transaction involving an initial public offering or a private placement in an employee or employee related account, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

I understand that if approval is granted, it only pertains to this proposed transaction and that such approval is valid on the date granted.

______________________________________________________________________________
EMPLOYEE SIGNATURE                            DATE/TIME

FOR COMPLIANCE DEPARTMENT USE ONLY

Approved        Disapproved

_______________________________________
Signature
______________________________________
Name & Title
______________________________________
Date

Basis for decision: ____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Exhibit F: Prior Notice to Buy or Sell a Security

Each Access Person of the Company must give prior notice of all “reportable securities” that he intends to buy or sell in his or her “employee account” and “employee related account” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Financial Institution Carry Account:________________________________________________________________________

5.	Financial Institution Address:_____________________________________________________________________________

6.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

7.	Name of Security:_____________________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________ Buy: □ or Sell: □

10.	Common Stock □ Put □ Call □ Convertible Bond □ Maturity _________ Other:________________________

11.	Interest Rate:___________________________________

12.    Execution Price:_______________________________________________________________________________________
13.    The investment opportunity is of limited availability:    Yes □ No □
14.    One or more client accounts owns this security. Yes □ No □ If yes, you may not buy or sell such security. If no, I am not purchasing this security for client accounts because:____________________________________________________________
________________________________________________________________________________________________________
________________________________________________________________________________________________________

I HEREBY CERTIFY THE FOLLOWING:

In making this prior notice to buy or sell a security, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

______________________________________________________________________________
EMPLOYEE SIGNATURE                            DATE/TIME

FOR COMPLIANCE DEPARTMENT USE ONLY

Approved        Disapproved

_______________________________________
Signature
______________________________________
Name & Title
______________________________________
Date

Exhibit G: Outside Activities and Private Investments of Current Employees

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the Company’s Chief Executive Officer or Chief Compliance Officer prior to:

•
Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

•	Serving as a registered representative of any broker-dealer.

•
Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval in accordance with the Company’s personal investment policy.)

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for the Company in any investment banking matter or as a consultant or finder.

•
Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company or becoming actively involved in a proxy contest.

•
Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the Company’s Chief Executive Officer or Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. Written evidence of such advice must be obtained from the Company’s Chief Compliance Officer or Chief Executive Officer.

INSTRUCTIONS:

The Company expects its full-time employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company, the employee may be required to terminate such activity or investment.

Name of Employee	Social Security Number

Section A.    GENERAL    (All employee must complete all questions in Section A.)

1.	□ Yes	□ No
I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than an affiliate of the Company. If yes, complete only Sections B and H.

2.	□ Yes	□ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.
3.	□ Yes	□ No	I am seeking approval to invest (equity or debt) in or to become a creditor of an organization or entity that is not publicly traded. If yes, complete only Sections D and H.
4.	□ Yes	□ No	I am seeking approval to become the beneficial owner of five percent or more of a class of equity of a publicly traded organization or entity. If yes, complete only Sections E and H.
5.	□ Yes	□ No
I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	□ Yes	□ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

 Section B.    EMPLOYMENT RELATIONSHIPS

Name of Organization or Entity:

Employees’Position or Function:

Activity or Business of Organization or Entity:

Type of Organization or Entity:

Date Association with Organization or Entity will Commence:

Hours Devoted Per Day:	During Business Hours ___ During Non-Business Hours ___

Annual Compensation From Organization or Entity:

Financial Interest in Organization or Entity:

To the best of your knowledge:

• Does any material adverse information exist concerning the organization or entity:	□ Yes	□ No

• Does any conflict of interest exist been the Company or any of its affiliates and the organization or entity?	□ Yes	□ No

• Does the organization or entity have a business relationship with the Company or any of its affiliates?	□ Yes	□ No

If yes to any of the above, please attach a full explanation.

 Section C.    FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

• Have securities or futures accounts been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	□ Yes	□ No

If yes, please complete and attach employee securities/futures account disclosure form.

Section D.    PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership:

Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

• Does any material adverse information exist concerning the organization or entity:	□ Yes	□ No

• Does any conflict of interest exist between the Company or any of its affiliates and the organization or entity?	□ Yes	□ No

• Does the organization or entity have a business relationship with the Company or any of its affiliates?	□ Yes	□ No

If yes to any of the above, please attach a full explanation.

Section E.    CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Type of Organization or Entity:

Activity or Business of Organization or Entity:

Type of Organization or Entity:

Date Interest to be Acquired

To the best of your knowledge:

• Does any material adverse information exist concerning the organization or entity:	□ Yes	□ No

• Does any conflict of interest exist between the Company or any of its affiliates and the organization or entity?	□ Yes	□ No

• Does the organization or entity have a business relationship with the Company or any of its affiliates?	□ Yes	□ No

If yes to any of the above, please attach a full explanation.

Section F.    CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (If Applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

• Does any conflict of interest exist between the Company or any of its affiliates?:	□ Yes	□ No

• Does the organization or entity have a business relationship with the Company or any of its affiliates?	□ Yes	□ No

If yes to any of the above, please attach a full explanation.

Section G.    ARBITRATION/LITIGATION

Employee Role:	Plaintiff	□	Defendant	□	Witness	□

Title of Action:

Description of Action:

To the best of your knowledge:

• Is the Company or any of its affiliates involved in or affected by this action?	□ Yes	□ No

• Is the Company or any of its affiliates, counterparties or vendors involved in or affected by this action?	□ Yes	□ No

If yes to any of the above, please attach a full explanation.

Section H.    EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the Company’s Chief Executive Officer and Chief Compliance Officer prior to engaging in outside activities or making certain investments, as more fully described in the Company’s policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the Company’s Chief Executive Officer and Chief Compliance Officer promptly if the information herein changes or becomes inaccurate.

Signature of Employee	Date

Section I.    SUPERVISORY APPROVAL/NOTIFICATION

Signature of Chief Executive Officer	Date

Signature of Chief Compliance Officer	Date

Exhibit H: New Paid Consultant Request

Name of consultant:

How many times have you met with this consultant in the past 6 months?

Consultant’s employer:

Consultant job title/position:

Is the consultant’s employer a public company? □ yes □ no

If yes, public company’s ticker:

Is this company a Company Portfolio Company or being considered as a Company Portfolio Company? □ yes □ no

Consultant’s Bio:

Has this consultant been employed elsewhere within the past 6 months? □ yes □ no

If yes please provide the name of previous employer and termination date:

Is the previous employer a public company? □ yes □ no

Former employer’s public company ticker:

Consultant’s job title/position at former employer:

Is the consultant or the consultant’s current or former employer a service provider or vendor to a public company? □ yes □ no

If yes, please identify the public company and describe the relationship:
Please include detail regarding any current business relationship between a Company Portfolio Company/target and consultant’s employer, e.g., customer, supplier or distributor:

Does this consultant currently have any relationship with any public or private company?
□ yes □ no

If yes, please identify the company and the nature of the relationship:

Who arranged this meeting?

Purpose of the meeting:

General type of information to be discussed:

Company Portfolio Company or sector to which meeting relates:

Approximate date meeting to be held:

Approved by Compliance:

Post-Approval Section – To Be Completed By Employee

Date Meeting Occurred:

I certify that in the course of this meeting I informed the Consultant of all requirements of the Company’s consultant policy. In my opinion I did not receive any material nonpublic information.

I have attached the meeting notes.

Comment(s):

______________________________________
[EMPLOYEE]

Exhibit I: Consultant Certification

I, _____________________________________________, hereby certify that:
[NAME OF CONSULTANT]

(1)I understand Parks Capital Management, LLC (“Parks”) does not want to be restricted with respect to its purchase or sale of any security.

(2)I will not provide any material, non-public information with respect to any company to Parks.

(3)My current employer is aware of and has consented to my speaking to Parks.

(4)I will not breach any fiduciary duties or duties of confidentiality I have to my employer or my employer’s customers and/or suppliers during my discussions with Parks.

(5)I will not provide any information which, to my knowledge, has been obtained improperly.

(6)I understand that my discussions with Parks may be monitored by Parks’ compliance personnel.

_________________________________
Name:

Exhibit J: Employee Compliance Questionnaire and Acknowledgement

Instructions:    Please respond to all questions and requested information. If required, complete written details of all events or proceedings must be provided on a separate page. All employees are required to provide an executed copy of this form to the Chief Compliance Officer. Italicized terms are defined in the definition section following the questions and requested information.

Criminal or Civil Actions
(1) Have you ever:
(a) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?	Yes No
(b) been charged with any felony?	Yes No
(c) been convicted of or pled guilty to or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?
Yes No
(d) been charged with a misdemeanor listed in question 1(c)?	Yes No
(e) been named subject of a pending criminal proceeding that involves an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
Yes No
(f) been found by a domestic, foreign, or military court to have been involved in a violation of an investment-related statute or regulation?	Yes No
(g) been involved in a criminal or civil action in which you were the subject of an order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule or order?
Yes No
Regulatory Disciplinary Actions
(2) Has the U.S. Securities and Exchange Commission (“SEC”) or the Commodity Futures Trading Commission (“CFTC”) ever:
(a) found you to have made a false statement or omission?	Yes No
(b) found you to have been involved in a violation of an investment-related regulation or statute (including SEC or CFTC regulations or statutes)?	Yes No
(c) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, restricted or otherwise lost?	Yes No
(d) entered an order against you in connection with an investment-related activity?	Yes No
(e) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	Yes No

(3) Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority ever:
(a) found you to have made a false statement or omission, or been dishonest, unfair, or unethical?	Yes No
(b) found you to have been involved in a violation of an investment-related regulation or statute?	Yes No
(c) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, restricted or otherwise lost?	Yes No
(d) entered an order against you in connection with an investment-related activity?	Yes No
(e) denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?	Yes No
(f) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	Yes No
(4) Has any self-regulatory organization or commodities exchange ever:
(a) found you to have made a false statement or omission?	Yes No
(b) found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	Yes No
(c) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, restricted or otherwise lost?	Yes No
(d) disciplined you by (i) barring, expelling or suspending you from membership, (ii) barring or suspending you from association with other members, or otherwise restricting your activities, including your investment-related activities; or (iii) fining you more than $2,500?
Yes No
(5) Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended? Yes No
(6) Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of questions (2), (3) or (4) above?	Yes No
(7) Have you ever:
(a) been the subject of any other proceeding in which a professional attainment, designation, or license of yours was revoked or suspended because of a violation of rules relating to professional conduct?
Yes No
(b) resigned (or otherwise relinquished your attainment, designation or license) in anticipation of a proceeding described in question 7(a)?	Yes No
Civil Judicial Actions
(8) Has any domestic or foreign court ever:
(a) enjoined you in connection with any investment-related activity?	Yes No

(b) dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	Yes No
(9) Are you now the subject of any civil proceedings that could result in a “yes” answer to any part of question 8 above?	Yes No
Terminations
(10) Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
(a) violating investment-related statutes, regulations, rules or industry standards of conduct?	Yes No
(b) fraud or the wrongful taking of property?	Yes No
(c) failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	Yes No
Financial
(11) Within the past 10 years:
(a) based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?
Yes No
(b) based upon events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act of 1970?
Yes No
I certify and acknowledge that the above statements are true and correct to the best of my knowledge and agree to immediately notify the Firm if such information becomes inaccurate in any way.
Date: ______________________
Name of Employee: _______________________________________
Signature of Employee: ____________________________________
Compliance Receipt: ______________________________________
Date:_______________________
DEFINITIONS
Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).
Enjoined: This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.
Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

Foreign Financial Regulatory Authority: This term includes (1) a foreign securities authority; (2) another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.
Found: This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.
Investment-Related: Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).
Involved: Engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.
Minor Rule Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)
Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.
Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.
Person: A natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company (“LLC”), limited liability partnership (“LLP”), or other organization.
Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), FINRA and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

Exhibit K: Rule 506(d) Disqualification Event (“Bad Actors”) Questionnaire

This Questionnaire is being furnished to you to obtain information in connection with a private offering (the “Offering”) of securities being made by Parks Capital Management, LLC (“the Company”), under Rule 506 of the Securities Act of 1933 (the “Rule 506 Exemption”). Under Rule 506(d), each Issuer may be prohibited from relying on the Rule 506 Exemption if certain persons involved in the offering (“covered persons”) become subject to any of the triggering events described below after September 23, 2013. In addition, the Company is required to disclose to investors any covered person triggering events that occurred prior to September 23, 2013. “Covered persons” include certain persons affiliated with the Company, certain beneficial owners, the investment manager, paid solicitors (directly or indirectly) involved in the offering, and certain persons affiliated with the investment manager or any solicitor. The Company has determined that you are a “covered person” and asks that you complete the Questionnaire.
Important Note: Please respond to every question. If your response to a question is “Yes,” please provide relevant details in the explanation (such as the date of the disciplinary order or other triggering event, the relevant case or order number, and a brief description). Unless otherwise stated, your responses should be provided as of the date you sign the Questionnaire (the “Effective Date”). Please note that if you have doubts regarding whether something should be included in your response to a question, please err on the side of over-inclusion. The Company may have additional follow-up questions for you in connection with the Offering.

1.	Have you been convicted, within ten years prior to the Effective Date, of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the United States Securities and Exchange Commission (the “SEC”); or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

 Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the conviction, the relevant case number, and a brief description): ___________________________________________________________

 No.

2.
Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years prior to the Effective Date, that, as of the Effective Date, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;

•	involving the making of any false filing with the SEC; or

•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

 Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the order, judgment or decree, the order number, and a brief description): ___________________________________________________________

 No.

3.
Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	as of the Effective Date, bars you from:

•	association with an entity regulated by such commission, authority, agency or officer;

•	engaging in the business of securities, insurance or banking; or

•	engaging in savings association or credit union activities; or

•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years prior to the Effective Date?

 Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the final order or other triggering event, the order number, and a brief description): ___________________________________________________________

 No.

4.
Are you subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that, as of the Effective Date:

•	suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•	places limitations on your activities, functions or operations; or

•	bars you from being associated with any entity or from participating in the offering of any penny stock?

 Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the order, the order number, and a brief description): ___________________________________________________________

 No.

5.
Are you subject to any order of the SEC, entered within five years prior to the Effective Date, that, as of the Effective Date, orders you to cease and desist from committing or causing a future violation of:

•
any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or

•	Section 5 of the Securities Act?

 No.

6.
Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the suspension, expulsion or bar, the relevant identifying number, if any, and a brief description): ___________________________________________________________

 No.

7.
Have you filed (as a registrant or issuer), or were you named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within five years prior to the Effective Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, as of the Effective Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the order and the order number, if applicable, or identifying information for the investigation or proceeding, if any, and a brief description): ___________________________________________________________

 No.

8.
(i) Are you subject to a United States Postal Service false representation order entered within five years prior to the Effective Date, or (ii) are you, as of the Effective Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes. If yes, please identify each person with respect to whom you are responding “yes” and provide relevant details (e.g., the date of the order, temporary restraining order or preliminary injunction, the order or case number, and a brief description): ___________________________________________________________

 No.

By signing this Questionnaire, the undersigned, you: (i) acknowledge that the Company will be relying upon the information provided in this Questionnaire in meeting requirements under Rule 506 of the Securities Act and in making certain written or oral representations to the SEC; (ii)  acknowledge and agrees that the SEC may require the Company to disclose the information provided in this Questionnaire to potential investors, current investors and/or to the public; (iii) confirm that the information contained in the Questionnaire relating to the undersigned hereto is true and correct as of the Effective Date, to the best of the undersigned’s knowledge and belief upon reasonable due diligence; and (iv) agree to promptly: (a) notify the Company of any inaccuracies or changes in the information provided in the Questionnaire that are discovered or occur after the Effective Date, and (b) furnish such supplemental information as requested by the Company.

By: _____________________________________
Date:____________________________________
Print Name:_______________________________
Title: ____________________________________

Reviewed by:______________________________
Signature: ________________________________
Date:_____________________________________

Exhibit L-1: New Employee Political Contribution Certification

As a covered associate, I certify that I have not made any direct or indirect contribution to any official of a government entity (as each term is defined in the Compliance Manual), within the past two (2) years, except as set forth below. As a covered associate, I understand that I am under an obligation during my employment with the Company to receive the prior written approval from the Company’s Chief Compliance Officer of any contributions I intend to make to an official of a government entity as more fully described in the Company’s Compliance and Policy Manual. I also agree to advise the Company’s Chief Compliance Officer or Chief Executive Officer promptly if the information herein changes or becomes inaccurate.

Name of individual (or entity) that made the contribution:

__________________________________________________

Name of candidate/political party/political action committee to whom contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

_______________________________________________________________________

Date and form of contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

_______________________________________________________________________

Office to which candidate seeks or sought election:

_______________________________________________________________________

Candidate’s position at time of contribution:

_______________________________________________________________________

Contribution amount (or value of non-cash contribution):

$_____________________________________________

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes ____ No

Has your spouse, domestic partner, minor children or other immediate family members living in your household made contributions to the above referenced official/candidate?

____ Yes ____ No

If yes, please provide details of such contribution:

_________________________________________________________________

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:     __________________________________________

Signature:     __________________________________________

Date:         __________________________________________

Signature of Covered Associate	Date

Signature of Compliance Officer	Date

Exhibit L-2: Annual Political Contribution Certification

As a covered associate, I hereby certify that I have not made any direct or indirect contribution to any official of a government entity (as each term is defined in the Compliance Manual), since the date of my last Political Contribution Certification, except as set forth below. As a covered associate, I understand that I am under an obligation during my employment with the Company to receive the prior written approval from the Company’s Chief Compliance Officer of any contributions I intend to make to an official of a government entity as more fully described in the Company’s Compliance

Manual. I also agree to advise the Company’s Chief Compliance Officer or Chief Executive Officer promptly if the information herein changes or becomes inaccurate.

Name of individual (or entity) that made the contribution:

__________________________________________________

Name of candidate/political party/political action committee to whom contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

_______________________________________________________________________

Date and form of contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

_______________________________________________________________________

Office to which candidate seeks or sought election:

_______________________________________________________________________

Candidate’s position at time of contribution:

_______________________________________________________________________

Contribution amount (or value of non-cash contribution):

$_____________________________________________

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes ____ No

Has your spouse, domestic partner, minor children or other immediate family members living in your household made contributions to the above referenced official/candidate?

____ Yes ____ No

If yes, please provide details of such contribution:

_________________________________________________________________

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:     __________________________________________

Signature:     __________________________________________

Date:         __________________________________________

Signature of Covered Associate	Date

Signature of Compliance Officer	Date

Exhibit L-3: Request for Approval of a Political Contribution

As a covered associate, I acknowledge that I need to receive the prior written approval of the Company’s Chief Compliance Officer prior to making any direct or indirect contribution to any official of a government entity (as each term is defined in the Compliance Manual) and in accordance with such obligation, I hereby seek the consent of the Chief Compliance Officer to make the below contribution to an official of a government entity (as each term is defined in the Compliance Manual).

The undersigned requests pre-clearance with respect to the following contribution:

Name of candidate/political party/political action committee to whom contribution will be made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):
_______________________________________________________________________

Expected date and form of contribution (e.g., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):
_______________________________________________________________________

Office to which candidate seeks election:

_______________________________________________________________________

Candidate’s position at time of contribution:

_______________________________________________________________________

Contribution amount (or value of non-cash contribution):

$_____________________________________________

To the best of your knowledge, does the position to which the candidate seeks election or the position currently held by the candidate: (a) involve direct or indirect responsibility for, or can he/she influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

____ Yes	____ No

Have you made any other contributions to this candidate, or payments on behalf of this candidate’s candidacy, during this election cycle?

____ Yes	____ No

The undersigned hereby certifies that (i) all information provided herein is accurate and (ii) the contribution for which the undersigned seeks pre-clearance as set forth above will not be made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Signature of Covered Associate	Date

FOR COMPLIANCE DEPARTMENT USE ONLY

Approved        Denied

_______________________________________
Signature

______________________________________
Name & Title
______________________________________
Date

Basis for decision: ____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________